FIRST BANKING CENTER, INC.
                              400 Milwaukee Avenue
                           Burlington, Wisconsin 53105

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 20, 2004

The Annual Meeting of Stockholders of First Banking Center, Inc. (the "Corporation") will be held at 1:30 P.M. on April 20, 2004 (the "Annual Meeting"), at First Banking Center, Inc., 400 Milwaukee Avenue, Burlington, for the purposes set forth in the attached Notice of Annual Meeting. The accompanying Proxy is solicited on behalf of the Board of Directors of the Corporation in connection with such meeting or any adjournment(s) thereof. The approximate date on which the Proxy Statement and form of Proxy are expected to be sent to security holders is March 15, 2004.

                       VOTING OF PROXIES AND REVOCABILITY

When the Proxy is properly executed and returned to the Secretary of the Corporation, it will be voted as directed by the Stockholder executing the Proxy unless revoked. If no directions are given, the shares represented by the Proxy will be voted FOR the election of the nominees listed in the Proxy Statement. If additional matters are properly presented, the persons named in the Proxy will have discretion to vote in accordance with their own judgment in such matters. Any person giving a Proxy may revoke it at any time before it is exercised by the execution of another Proxy bearing a later date, or by written notification to the Secretary of the Corporation, Mr. John S. Smith, Secretary of First Banking Center, Inc., 400 Milwaukee Avenue, Burlington, Wisconsin 53105. Stockholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire.

         VOTING SECURITIES, PERSONS ENTITLED TO VOTE AND VOTES REQUIRED

As of February 17, 2004, there were 1,500,840 shares of Common Stock ($1.00 par value) (the "Common Stock") of the Corporation outstanding. The Board of Directors has fixed March 5, 2004 as the record date and only stockholders whose names appear of record on the books of the Corporation at the close of business on March 5, 2004, will be entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. A stockholder is entitled to one vote for each share of stock registered in his or her name. A majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and shares as to which authority is withheld will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Directors are elected by a plurality of the votes cast. Therefore, the three nominees for director who receive the largest number of affirmative votes cast at the Annual Meeting will be elected as directors.

THE COST OF SOLICITATION OF THE PROXIES WILL BE BORNE BY FIRST BANKING CENTER, INC. IN ADDITION TO USE OF THE MAILS; PROXIES MAY BE SOLICITED PERSONALLY OR BY TELEPHONE BY THE OFFICERS OF FIRST BANKING CENTER, INC. WITHOUT ADDITIONAL COMPENSATION.

The complete mailing address of First Banking Center, Inc. is 400 Milwaukee Avenue, P.O. Box 660, Burlington, Wisconsin, 53105.

                         PRINCIPAL HOLDERS OF SECURITIES

As of February 17, 2004, the Trust Department of a wholly owned subsidiary of the Corporation owned in fiduciary capacity 131,757 shares of Common Stock, constituting 8.78% of the Corporation's outstanding shares entitled to vote. Sole voting and investment power is held by the Trust Department with respect to 21,080 of such shares, representing 1.40% of the outstanding common stock. There are no other shareholders known to the Corporation to own beneficially more than 5% of the outstanding Common Stock. For ownership information pertaining to the directors, nominees and certain executive officers, see "CERTAIN BENEFICIAL OWNERS."

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Board of Directors of the Corporation is divided in three classes designated as Class I, II, and III, as nearly equal in size as possible, with each class of directors serving staggered three-year terms. The bylaws provide that the total number of directors will be 5 to 25, and the Board of Directors has determined that number will be 10 for 2004. The term of office of directors in Class II expires at the Annual Meeting. At the Annual Meeting, shareholders will elect three Class II directors to serve until the Corporation's annual meeting of shareholders in the year 2007 and until their successors are elected and qualified.

It is the recommendation of the Board of Directors that the 3 nominees for Class II director listed below be elected. Unless authority is withheld by your proxy, it is intended that the shares represented by the proxy will be voted FOR the 3 nominees listed below. All listed nominees are incumbent directors. All listed nominees are also directors of First Banking Center, (the "Bank"), the wholly owned subsidiary of the Corporation. If any nominee is unable to serve for any reason, the proxies will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board has no reason to expect that any nominee will be unable to serve.

                                                                                                                       Director
                                            Name and Background                                                          Since

Nominees for Directors for Term Expiring in 2007

Class II Directors
David Boilini, age 51, is President of J. Boilini Farms, a diversified commercial operation involved in the growing of vegetables and grain, as well as the production of mint for the flavoring industry. Mr. Boilini has been a director of the Bank since 1993...............................................................................1993

Daniel T. Jacobson, age 46, is a CPA and partner in the firm of Reffue, Pas, Jacobson & Koster, LLP in Monroe,
    Wisconsin. Mr. Jacobson was appointed to the Board in 1998 and served on the Board of the Bank or a predecessor since 1994. .........................................................................................................1998

Thomas Laken, Jr., age 61, is President and owner of Finishing and Plating Services, a commercial electroplating job shop, located in Kenosha, Wisconsin. Mr. Laken was appointed to the Board in 1998. He has been a director of the Bank since 1996. .............................................................................................1998

Continuing Directors

Class I Directors (Term Expiring in 2006)

Keith Blumer, age 55, is President and owner of Plainview Stock Farms, a cattle and grain farm operation near
    Albany, Wisconsin. Mr. Blumer was appointed to the Board in 1998 and has served on the Board of Bank or a predecessor since 1985.  ............................................................................................1998

John M. Ernster, age 53, is Manager of Distribution Operations for We Energies. He has been a director of the Bank since 1991. .........................................................................................................1992

John S. Smith, age 44, is President and Trust Officer of the Bank. Mr. Smith has been a director of the Bank since
    1992. ...............................................................................................................1992


                                                                                                                       Director
                                            Name and Background                                                          Since
Class III Directors (Term expiring in 2005)

Brantly Chappell, age 50, was hired as President and CEO of the Corporation in 1997. At that time he was also appointed to the Board of the Corporation and the Board of the Bank. He became CEO of the Bank in 1998. .............1997

Dr. Robert Fait, age 59, is a Doctor of Optometry at Family Vision and Contact Lens Center Eye Clinic in
    Burlington, Wisconsin. He founded and serves as president of WVA, a wholesale medical supply distribution firm.
    He also founded and serves as vice president of Pentech Pharmaceuticals, a research and development drug company. Dr. Fait has been a member of the Bank Board since 1998. ...................................................2000

Melvin W. Wendt, age 65, was elected Chairman of the Board in 1998. He owns and operates Mel Wendt Realty, a real estate brokerage firm. Mr. Wendt has also served as Chairman of the Board of the Bank since 1998 and has been a member of the Bank Board since 1989. ................................................................................1989

Charles R. Wellington, age 54, is a partner in the law firm of Kittelsen, Barry, Wellington, Thompson and
    Schluesche, Monroe, Wisconsin. Mr. Wellington has served on the Board of the Bank or a predecessor since 1989. ......1996

Information Regarding Board of Directors and Committees

The Board of Directors of First Banking Center, Inc., held three meetings during the year of 2003.

All Directors attended at least 75% of the meetings of the Board of Directors and committees of which they were a member.

The committees and committee assignments are set forth below. In addition, Directors of the Corporation serve as Directors and committee members of the Bank.

Compensation Committee

The Compensation Committee, whose members in 2003 were Mr. Wendt, Mr. Ernster, Mr. Jacobson, Dr. Fait and Mr. Laken, met three times during 2003. The Committee's duties are to define personnel needs, establish compensation and fringe benefit guidelines, and evaluate senior management performance. The Committee makes its recommendations to the full Board for their approval.

Audit Committee

The Audit Committee members in 2003 were Mr. Ernster and Mr. Jacobson. Mr. Cannella, a member of the Bank board, joins them on the Committee. No members of the Audit Committee are current or former officers or employees of the Corporation or have reportable transactions with the Corporation under Securities and Exchanges Commission rules, and we therefore deem them to be independent. The Committee met four times during 2003. The primary function of the Committee is to verify and evaluate operational systems in the Corporation and to determine that proper accounting and audit procedures are being followed as established by company policies. Additionally, the Audit Committee hires the independent auditors. The board has determined that Mr. Jacobson is an "audit committee financial expert" as defined under Securities and Exchange Commission rules.

Nominating Committee

The Nominating Committee whose members are Mr. Wendt, Mr. Smith, Mr. Boilini, Mr. Chappell, and Mr. Wellington met once during 2003. The Committee is not required to adopt a charter and has not done so. Due to the size and relative lack of complexity of the Corporation, the Committee has determined that its informal nominating procedures serve the Corporation well. The Nominating Committee will consider nominees who are recommended by the security holders when those recommendations are submitted in writing to the Secretary of the Corporation.

It is the Corporation's practice that nominees will serve for a minimum of two years on the Bank's Board of Directors before being nominated for the Corporation's Board. Among other factors, the Committee will consider the following when evaluating nominees whether identified by the Committee or recommended by security holders: 1) Representation of the various communities served by the Corporation and the Bank. 2) The character, experience and talents of the nominee. 3) The ability of the nominee to devote sufficient time to the affairs of the Corporation. 4) The knowledge and experience of the nominee which would be of value to the Corporation in the performance of the duties of the director.

The Corporation has never received a recommendation for nomination from a security holder who beneficially owns more than 5% of the Corporation's voting securities.

The Corporation has no formal policies or procedures regarding communications with members of the board. However, shareholder communications received by executive officers or board members are passed on to the other board members if the communications concern board, or corporate or corporate governance issues.

The  Corporation  does not have a policy  requiring  director  attendance at its annual  meeting.  However,  most  directors  attend  the  meeting as a matter of course. All directors with the exception of Mr. Blumer attended the Corporation's 2003 annual meeting.

Code of Ethics

The Corporation has not adopted a Code of Ethics that specifically applies to its Chief Executive and Chief Financial officer. It has however adopted a Code of Ethics that applies to all employees of the Corporation and the Bank. A copy of this Code of Ethics has been posted at the portion of the Bank's website which provides information about the Corporation. That site is located at www.firstbankingcenter.com/about_fbc_fbcinc.htm. The Corporation will post changes to the Code of Ethics, and waivers (if any) of the Code, on the website. Shareholders may also obtain a copy of the Code of Ethics free of charge by contacting the Corporate Secretary at 1-800-456-1500.

For additional information on the Compensation Committee, please refer to "Compensation Committee Report on Executive Compensation." For additional information on the Audit Committee, please refer to "Audit Committee Disclosures" and "Audit Committee Report."

                            CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to the beneficial ownership of shares of Common Stock of each continuing director, each nominee for director, and each Named Executive Officer, individually, and all directors and executive officers of the Corporation, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of Common Stock set forth.


                                    .                       Common Stock directly,
Name and Other Position with                              indirectly or beneficially        Percent of
First Banking Center, Inc.                              owned as of February 17, 2004       Outstanding
--------------------------                              -----------------------------       -----------

Brantly Chappell (President & CEO)...................................16,827  (1)(2)             1.12%
John S. Smith (Secretary)............................................28,353  (1)                1.89%
Melvin W. Wendt (Chairman)...........................................16,932  (1)(3)             1.13%
Keith Blumer..........................................................4,412  (1)(4)              .29%
David Boilini........................................................18,463  (1) (5)            1.23%
John M. Ernster.......................................................4,557  (1)(6)              .30%
Robert Fait..........................................................36,501  (1) (7)            2.43%
Daniel T. Jacobson....................................................4,018  (1)(8)              .27%
Thomas Laken, Jr......................................................6,495  (1)(9)              .43%
James Schuster (Chief Financial Officer).............................15,134  (1)(10)            1.01%
Charles R. Wellington.................................................5,850  (1)                 .39%
All directors and all executive officers as a group.................170,984                    11.39%

<F1>
(1)......Includes shares issuable  pursuant to incentive stock options  exercisable  within sixty days of February 17, 2004 as follows: Mr. Chappell,  11,207 shares, Mr. Smith,  10,225 shares,  Mr. Wendt, 450 shares,  Mr. Blumer,  2,350 shares,
              Mr. Boilini,  767 shares, Mr. Ernster,  2,350 shares,  Dr. Fait, 100 shares, Mr. Jacobson,  2,350 shares, Mr. Laken,
              667 shares, Mr. Schuster 10,225 shares, Mr. Wellington, 1,450 shares.
<F2>
(2)......Includes 3,078 shares held directly by Mr. Chappell, 1,388 shares held in joint tenancy with his wife in which Mr. Chappell shares voting and investment powers, and 1,154 shares held by his wife in which
              Mr. Chappell disclaims voting and investment powers.
<F3>
(3)......Includes 4,525 shares held directly by Mr. Wendt and 11,957 shares held in joint tenancy with his wife in which Mr. Wendt has shared voting and investment powers.
<F4>
(4)......Includes 1,962 shares held directly by Mr. Blumer and 100 shares held in joint tenancy with his wife in which Mr. Blumer shares voting and investment powers.
<F5>
(5)......Includes  13,323 shares held directly by Mr.  Boilini,  1,878 shares owned by J. Boilini Farms in which Mr. Boilini has shared voting and investment powers, and 2,495 shares held in a trust of which Mr. Boilini is trustee.
<F6>
(6)......Includes  2,037  shares  held  directly  by Mr.  Ernster  and 170  shares  held by his wife in  which  Mr.  Ernster disclaims voting and investment powers.
<F7>
(7)......Includes 2,750 shares held directly by Dr. Fait, 33,593 shares held in a Trust of which Dr. Fait and his wife are trustees and share voting and investment powers, and 58 shares held by his wife in which Dr. Fait disclaims voting and investment powers.
<F8>
(8)......Includes 935 shares held directly by Mr. Jacobson, 733 shares held in joint tenancy with his wife in which Mr. Jacobson shares voting and investment powers.
<F9>
(9)......Includes 4,686 shares held directly by Mr. Laken, 896 shares held in joint tenancy with his wife in which Mr. Laken shares voting and investment powers, and 246 shares held by his wife in which Mr.
              Laken disclaims voting and investment powers.
<F10>
(10).....Includes 4,799 shares held directly by Mr. Schuster and 110 shares held in joint tenancy with his wife in which Mr. Schuster shares voting and investment powers.

                            COMPENSATION OF DIRECTORS
Fees

Non-employee directors of the Corporation were paid the following fees for their services in 2003: $525 per Bank board meeting and $100 per Bank committee meeting attended. If the Corporation's board meetings are held in conjunction with the Bank meeting, the fee is $100 per Corporation Board meeting attended. Otherwise, the fee for the Corporation's Board meetings is $525 and $100 for committee meetings. Mr. Wendt is paid a board chairman fee of $150 per meeting and Mr. Jacobson is paid $2,000 per year for serving as chairman of the Audit Committee.

Pension Plan

The Bank entered into a pension and death benefit agreement with Mr. Wendt in 1990. Pursuant to the agreement, pension benefits accrued at the rate of $10,000 for each of the first six full years Mr. Wendt served on the board. Upon completing six full years of service in 1996, Mr. Wendt became entitled to ten annual payments of $10,000 each, with the payment increasing five percent per year, beginning in January of 2004. Total deferred expense for the pension and death benefit agreement was $9,800, $9,300, and $8,700, respectively, for 2003, 2002, and 2001.

Deferred Compensation Plan

Beginning in 1990 the Bank also established a deferred compensation plan for Mr. Wendt pursuant to which he deferred $350 per month of his director's fee until

2003. Beginning in 2003 the Bank began paying monthly benefits of $600 for a period of 15 years. Total deferred liability expense was $5,000, $7,300 and $7,000, respectively, for 2003, 2002, and 2001.



Incentive Stock Plan

Directors are eligible to participate in the Corporation's Incentive Stock Plan. On December 31, 2003 each outside director with the exception of Mr. Wendt, was granted options for 800 shares at $46.50 per share. Mr. Wendt was granted options for 500 shares at $46.50 per share.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning paid or accrued compensation for services to the Corporation and its Bank for the fiscal years ended December 31, 2002, 2001 and 2000 earned by or awarded or paid to the persons who were chief executive officer and other executive officers of the Corporation (the "Named Executive Officers") whose salary and bonus exceeded $100,000 during 2003.

                           Summary Compensation Table

============================ =========================================================== =======================================
                                                                                                        Long-Term
                                                 Annual Compensation                                   Compensation
============================ =========================================================== =======================================
---------------------------- --------- -------------- ------------- -------------------- -------------------- ------------------
                                                                                              Securities
         Name and                          Salary         Bonus            Other              Underlying          All Other
         Principal             Year          ($)           ($)            Annual             Options/SARs           Comp.
         Position                                                        Comp.(1)        (#)
---------------------------- --------- -------------- ------------- -------------------- -------------------- ------------------
Brantly Chappell,              2003    $200,000       $  44,270                          3,800                  $  31,800(2)
President and CEO              2002    $190,000       $  41,400                                   2,800         $  26,600(3)
                               2001    $180,000       $  30,785                                   2,800         $  25,000(4)

John S. Smith                  2003    $107,000       $  24,500                                   2,500         $   8,200(5)
Secretary                      2002    $105,000       $  23,700                                   1,500         $   6,800(5)
                               2001    $103,000       $  17,660                                   1,800         $   6,000(5)

James Schuster                 2003    $ 92,500       $  19,640                                   2,800         $   4,900(5)
Chief Financial Officer        2002    $ 84,000       $  18,400                                   1,800         $   5,400(5)
                               2001    $ 80,160       $  12,775                                   1,800         $   5,600(5)
============================ ========= ============== ============= ==================== ==================== ==================

*Messrs. Chappell, Smith and Schuster also serve in various capacities as directors and/or officers of the Bank.

Mr. Schuster, age 45, is Chief Financial Officer of the Corporation and the
Bank. Mr. Schuster has been a director of the Bank since 2001.

Robert P. Reynolds, age 36, is Vice President Human Resources and Retail
Banking, and is the only other executive officer of the Corporation.

<F1>
(1) Aggregate amount of other annual compensation does not exceed the lesser of $50,000 or 10% of executive officer's salary and bonus, and therefore no disclosure is made.
<F2>
(2) Contribution by the Corporation to the Corporation's Defined Contribution (401(k)) Plan for the benefit of the participant of $11,300; accrued liability with respect to Salary Continuation Agreement of $17,400; payment by the Corporation of life insurance premiums for the benefit of the employee of $1,000; expense for personal use of a Bank automobile of 2,100.

<F3>
(3) Contribution by the Corporation to the Corporation's Defined Contribution (401(k)) Plan for the benefit of the participant of $11,500; accrued liability with respect to Salary Continuation Agreement of $14,500; payment by the Corporation of life insurance premiums for the benefit of the employee of $600.
<F4>
(4) Contribution by the Corporation to the Corporation's Defined Contribution (401(k)) Plan for the benefit of the participant of $10,500; accrued liability with respect to Salary Continuation Agreement of $14,500.
<F5>
(5) Contribution by the Corporation to the Corporation's Defined Contribution (401(k)) Plan for the benefit of the participant.

Employment Agreement and Salary Continuation Agreement

Effective October 6, 1997, the Corporation and Mr. Brantly Chappell entered into an employment agreement (the "Chappell Employment Agreement") pursuant to which Mr. Chappell serves as President and Chief Executive Officer of the Corporation. The Chappell Employment Agreement had an initial term of two years, and is automatically renewed for an additional year at each anniversary date unless either party gives written notice that no such renewal shall occur. No such non-renewal notice has been given.

Under the Chappell Employment Agreement, Mr. Chappell performs the customary duties of the Chief Executive Officer of the Corporation. As compensation for such service, the Corporation pays Mr. Chappell the greater of $165,000 annually or compensation as may be established during the employment period by the Board of Directors of the Corporation. During the employment period, Mr. Chappell is entitled to participate in such other benefits of employment as are generally made available to executive officers of the Corporation and the Bank.

If the Chappell Employment Agreement is terminated by the Corporation other than for reasons of Mr. Chappell's death, disability or retirement, or without "cause"; or if Mr. Chappell terminates the Chappell Employment Agreement following a "change in control" as defined in the Chappell Employment Agreement, then Mr. Chappell shall be entitled to receive severance payments equal to $75,000 annually for a period of two years from the termination date. In addition to the severance payments, Mr. Chappell will be entitled to fringe benefits for the two-year period during which he is entitled to severance payments.

If Mr. Chappell is terminated due to disability, he will be entitled to payment of his salary for one year at the rate in effect at the time notice of termination is given. Such disability payments will be reduced by payments received under any disability plan or Social Security or other governmental compensation program. If termination occurs for any reason other than those enumerated, the Corporation will be obligated to pay the compensation and benefits only through the date of termination.

The Chappell Employment Agreement provides that during the employment period and for one (1) year thereafter, Mr. Chappell shall not engage in any activity, which will result in his competing with the Corporation or the Bank.

To further the objective of providing continued successful operation of the Corporation and the Bank and to provide additional incentive for Mr. Chappell to enter into the Chappell Employment Agreement, the Corporation and Mr. Chappell have entered into a Salary Continuation Agreement (the "Continuation Agreement") as of October 6, 1997. The Continuation Agreement provides for monthly payments of $5,833.33 upon retirement at age 65 for the remainder of Mr. Chappell's life, with a guarantee of 180 such monthly payments to Mr. Chappell or his beneficiaries.

Upon Mr. Chappell's voluntary termination of employment prior to age 65 for reasons other than death or disability or upon Mr. Chappell's discharge at any time "for cause", the Corporation will not be obligated to pay any benefits pursuant to the Continuation Agreement; however, if Mr. Chappell incurs voluntary or involuntary termination of employment prior to age 65 for reasons other than death, disability, or discharge for cause, but on or after a change in control as defined in the Continuation Agreement, Mr. Chappell will be entitled to the benefits payable under the Continuation Agreement.

The benefits provided in the Continuation Agreement are funded through the purchase of single premium life insurance policies with cash value sufficient to fund the payments required under the Continuation Agreement.

The Board of Directors believes that Mr. Chappell has substantially contributed to the successful and profitable operation of the Corporation and the Bank, and such contribution has and will continue to result in substantial enhancement of shareholder value. For these reasons and to provide management continuity, the Board of Directors has determined that the Chappell Employment Agreement and Continuation Agreement are in the best interest of the Corporation, the Bank and its shareholders.

Incentive Stock Plan

The following table presents information about stock options granted during 2003 to the executive officers named in the Summary Compensation Table.

                           Stock Option Grants in 2003
                                Individual Grants

========================= ============== ======================= ============= ============== ===================

                            Number of       Percent of Total
                            Securities      Options Granted to
                            Underlying      Employees in           Exercise     Expiration        Grant Date
          Name              Options         Fiscal Year(1)         Price        Date              Present Value
                            Granted(1)
------------------------- -------------- ----------------------- ------------- -------------- -------------------
Brantly Chappell              3,800              9.32%              $46.50      11/10/2013        $24,356(2)

John Smith                    2,500              6.13%              $46.50      11/10/2013        $22,825(3)

James Schuster                2,800              6.87%              $46.50      11/10/2013        $25,564(3)
========================= ============== ======================= ============= ============== ===================

<F1>
(1)      All options granted in 2003 were granted under the 1994 Incentive Stock Plan.
<F2>
(2)      The grant date present value for 1,761 qualified options were determined using the Black-Scholes model with following assumptions: a ten year expected period of time to exercise; a risk-free rate of return of 4.5%; an expected dividend yield of 1.7%; and a volatility factor of 5.2%. The grant date present value for 2,039 non-qualified options was determined using the Black-Scholes model with following assumptions: a five year expected period of time to exercise; a risk-free rate of return of 3.5%; an expected dividend yield of 1.7%;
         and a volatility factor of 5.2%.
<F3>
(3)      The grant date present values were determined using the Black-Scholes model with following assumptions: a ten year expected period of time to exercise; a risk-free rate of return of 4.5%; an expected dividend yield of 1.7%; and a volatility factor of 5.2%.


The following table presents information concerning stock options exercised during 2003. Also shown is information on unexercised options as of December 31, 2003.

                            Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

====================== ================ ================ =================================== ===================================
                                                                Number of                           Value of Unexercised,
                          Shares         Value                  Unexercised                         In-the-Money Options(3)
       Name               Acquired       Realized(1)(2)         Options at FY End                   at FY End
                          On Exercise                      Exercisable        Unexercisable    Exercisable        Unexercisable
---------------------- ---------------- ---------------- ----------------------------------- -----------------------------------
       Brantly
       Chappell                41             $390          11,207               7,871        $123,400             $12,400

       John
       Smith                   -0-             N/A          10,225               4,175        $110,150              $5,150

       James
       Schuster                -0-             N/A          10,225               4,775        $110,150              $5,750
====================== ================ ================ =================================== ===================================

<F1>
(1)      The exercise price for each grant was 100% of the market value of the shares on the date of grant.
<F2>
(2) Represents market price at date of exercise, less option price, times number of shares.
<F3>
(3)      For valuation purposes, a December 31, 2003, market price of $46.50 per share was used.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

General Policy

The compensation objective of the Corporation and the Bank is to link compensation with corporate and individual performance in a manner, which will attract and retain competent personnel with leadership qualities. The process gives recognition to the marketplace practices of other banking organizations.

Toward the end of achieving long-term goals of the shareholders, the compensation program ties a significant portion of total compensation to the financial performance of the Corporation in relation to its peer group. The Compensation Committee makes recommendations on the compensation of the Corporation's officers to the Board of Directors. The Compensation Committee's recommendations reflect its assessment of the contributions to the long-term profitability and financial performance made by individual officers. In this connection, the Committee considers, among other things, the type of the officer's responsibilities, the officer's long-term performance and tenure, compensation relative to peer group and the officer's role in ensuring the financial success of the Corporation in the future. Financial performance goals considered by the Committee include earnings per share, return on assets, return on equity, asset quality, growth and expense control.

In addition to measuring performance in light of these financial factors, the Committee considers the subjective judgment of the Chief Executive Officer in evaluating performance and establishing salary, bonus and long-term incentive compensation for individual officers, other than the Chief Executive Officer. The Committee independently evaluates the performance of the Chief Executive Officer, taking into consideration such subjective factors as leadership, innovation and entrepreneurship in addition to the described financial goals.

Base Salary

In determining salaries of officers, the Committee considers surveys and data regarding compensation practices of financial institutions of similar size, adjusted for differences in product lines, nature of geographic market and other relevant factors. The Committee also considers the Chief Executive Officer's assessment of the performance, the nature of the position and the contribution and experience of individual officers (other than the Chief Executive Officer). The Committee independently evaluates the Chief Executive Officer's performance and compares his compensation to peer group data.

Annual Bonuses

Officers and employees of the Corporation and the Bank are awarded annual bonuses at the end of each year at the discretion of the Committee. The amount of the bonus, if any, for each officer (other than the Chief Executive Officer) is recommended to the Committee by the Chief Executive Officer based upon his evaluation of the achievement of corporate and individual goals and his assessment of subjective factors such as leadership, innovation and commitment to the corporate advancement. The Corporation's annual incentive bonus is based on meeting specific financial performance targets, established annually, pursuant to an informal bonus plan. The plan provides for a range of bonus awards based, among other things, upon return on equity.

Stock Options

The Committee administers the 1994 Incentive Stock Plan. Stock options are designed to furnish long-term incentives to the officers of the Corporation to build shareholder value and to provide a link between officer compensation and shareholder interest. The Committee makes awards under the Stock Option Plan to the officers of the Corporation and the Bank. Awards were based upon performance, responsibilities and the officer's relative position and ability to contribute to future performance of the Corporation. In determining the size of the option grants (except grants to the Chief Executive Officer), the Committee considered information and evaluations provided by the Chief Executive Officer.

Chief Executive Officer Compensation

The compensation for the Chief Executive Officer was established at a level which the Committee believed would approximate the compensation of chief executive officers of similar organizations and would reflect prevailing market conditions. The Committee also took into consideration a variety of factors, including the achievement of corporate financial goals and individual goals. The financial goals included increased earnings, return on assets, return on equity and asset quality. The Chief Executive Officer's bonus was determined in accordance with the bonus plan discussed above. The Chief Executive Officer was also awarded incentive stock options under the Corporation's Incentive Stock Plan. The award of option grants to the Chief Executive Officer was based on the overall performance of the Corporation and on the Committee's assessment of the Chief Executive Officer's contribution to the Corporation's performance and his leadership. Based upon its review of the Corporation's performance, the Committee believes that the total compensation awarded to the Chief Executive Officer for 2003 is fair and appropriate under the circumstances.

The Committee

The Compensation Committee currently has five members. No member of the Committee is an employee or officer of the Corporation or the Bank. None of the Committee members has interlocking relationships as defined by the Securities and Exchange Commission, with the Corporation or the Bank. The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The Committee's recommended compensation amounts meet the requirements for deductibility.

The Compensation Committee: Melvin W. Wendt, John M. Ernster, Daniel T. Jacobson, Robert Fait, and Thomas Laken, Jr.

The following table shows the cumulative total stockholder return on the Corporation's Common Stock over the last five fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index:

                                PERFORMANCE TABLE


(Insert Performance Graph)

                                    12/31/98     12/31/99     12/31/00      12/31/01     12/31/02     12/31/03
 First Banking Center, Inc             100          111          119           139          147          156
 S&P 500                               100          121          110            97           76           97
 NASDAQ Bank Index                     100          94           111           125          133          177



                      ADDITIONAL INFORMATION ON MANAGEMENT

Transactions with Directors and Officers

Certain directors and executive officers of the Corporation, and their related interests had loans outstanding in the aggregate amounts of $4,478,000 and $3,073,000 at December 31, 2003 and 2002, respectively. During 2003, $2,420,000 of new loans were made and repayments totaled $1,015,000. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectability or present other unfavorable features. The loans to directors and executive officers and their related business interests at December 31, 2003 represented 8.36% of stockholders equity.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers covered by subsection to file certain reports relating to their ownership of the Corporation's stock and any changes in such ownership with the SEC. Specific time deadlines for such filings have been established by the SEC.

To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to such directors and executive officers were complied with, except that: Messrs. Blumer, Boilini, Chappell, Ernster, Fait, Laken, Jacobson, Reynolds, Schuster, Smith, Wendt, and Wellington each failed to timely report a transaction on form 4 related to the granting of stock options. Messrs. Boilini and Laken also each failed to timely report a transaction on form 5 during 2002. Messrs. Chappell, Schuster, and Smith each failed to timely report a transaction on form 5 during 2001. Mr. Jacobson failed to timely report a transaction on form 5 during each of 1999 and 2002. Mr. Wendt failed to timely report a transaction on form 5 during each of 1998 and 1999.

                           AUDIT COMMITTEE DISCLOSURES

The Audit Committee currently consists of John M. Ernster, and Daniel T. Jacobson. Frank Cannella, a member of the Bank Board, joins them on the Committee. All members of the Audit Committee are independent, in accordance with existing requirements applicable to the Corporation. The duties and responsibilities of the Audit Committee include (i) appointment of the Corporation's auditors and any termination of engagement; (ii) reviewing the plan and scope of audits; (iii) reviewing the Corporation's significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The Board of Directors of the Corporation has not adopted an Audit Committee Charter.

                             AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation's audited financial statements for the fiscal year ended December 31, 2003, with management and with the Corporation's independent auditors; (ii) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Statement No.1 (Independence Discussions With Audit Committees). Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Corporation be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee: John M. Ernster and Daniel T. Jacobson

                         INDEPENDENT PUBLIC ACCOUNTANTS

Upon recommendation of the Audit Committee, the Board of Directors has appointed McGladrey and Pullen, LLP, an independent public accounting firm, to audit the consolidated financial statements of the Corporation for the fiscal year ending December 31, 2004. McGladrey and Pullen, LLP performed a complete audit of the Corporation during 2001, 2002 and 2003 and provided certified financial statements for the years ended December 31, 2001, 2002 and 2003.

McGladrey and Pullen, LLP, also performed a non-audit function for the Corporation consisting of the preparation of the Corporation's 2003 Income Tax returns. No representative of McGladrey and Pullen, LLP, will be present at the Annual Stockholders' Meeting on April 20, 2004.

Audit Fees

Following are the aggregate fees billed by McGladrey and Pullen, LLP, and RSM McGladrey, Inc. for professional services for the fiscal years ended December 31, 2002 and 2003:


                           Professional Service                    2003             2002
                           -------------------------------------------------------------
                           Audit Fees (1)                       $89,380          $59,095
                           Audit-Related Fees (2)                 7,000            6,590
                           Tax Services (3)                      14,636           13,380

<F1>
(1) Audit fees consist of fees for professional services rendered for the audit of the Company's financial statements, review of financial statements included in the Company's quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
<F2>
(2) Audit-related fees are fees principally for professional services rendered for the audit of the Company's employee benefit plan.
<F3>
(3) Tax service fees consist of compliance fees for the preparation of original tax returns, tax payment-planning services for tax compliance, tax planning, and tax advice. Tax service fees also include fees relating to other tax advices, tax consulting and planning other than for tax compliance and preparation.

The Audit Committee has determined that the provision of non-audit services for the 2003 fiscal year by McGladrey and Pullen, LLP, is compatible with maintaining that firm's independence as an independent accountant.

The Audit Committee approves most engagements of the independent auditor in advance, including approval of the related fees. The Audit Committee approves the annual retention of independent auditors, including the budget for the audit. The Committee also approves budgets for other projects. Management reports all fees and their variance to budget to the Committee. In 2003, there were no services that were not approved in advance by the Committee under this policy. Services in 2002 were engaged prior to the formalization of these Committee approval requirements.

                            PROPOSALS BY STOCKHOLDERS

Shareholders' proposals to be presented at the 2005 Annual Stockholders' Meeting must be received by the Corporation at its principal office, 400 Milwaukee Avenue, Burlington, Wisconsin, on or before November 20, 2004.

Under SEC rules relating to the discretionary voting of proxies at shareholder meetings, if a proponent of a matter for shareholder consideration (other than a shareholder proposal) fails to notify the Corporation at least 45 days prior to the month and day of mailing the prior year's proxy statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. Therefore, any such matters must be received by the Corporation by February 1, 2005 in the case of the Corporation's 2005 annual meeting of stockholders. The Corporation is not aware of any such proposals for the 2004 annual meeting.
                                  MISCELLANEOUS

Management does not intend to bring any other matters before the meeting and knows of no matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

A COPY OF THE FIRST BANKING CENTER, INC. ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 WILL BE MADE AVAILABLE TO STOCKHOLDERS UPON WRITTEN REQUEST AT NO CHARGE. REQUESTS SHOULD BE ADDRESSED TO:
Mr. John S. Smith, Secretary, First Banking Center, Inc., 400 Milwaukee Avenue, P.O. Box 660, Burlington, Wisconsin, 53105.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ John S Smith

JOHN S. SMITH, SECRETARY
Burlington, Wisconsin
March 19, 2004